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                                                                   EXHIBIT 10.26

                               FIRST AMENDMENT TO
                     SECOND MASTER BENEFIT TRUST AGREEMENT


         THIS AMENDMENT is being executed as of the 22nd day of December, 1994 by BANK ONE TRUST COMPANY, N.A. (the "Trustee") and THE DURIRON COMPANY, INC. (the "Company") under the following circumstances:

                          A. The Company and Bank One, Dayton entered into a Second Master Benefit Trust Agreement (the "Trust") on October 1, 1987.

                          B. The Trustee is the successor to Bank One, Dayton and is currently serving as Trustee under the Trust.

                          C. As permitted by Section 13.2 of the Trust, the Company and the Trustee desire to amend the Trust as follows.

                    NOW THEREFORE, the Company and the Trustee agree as follows:

                    1. The Trust is hereby amended by adding the following as new Section 5.5:

                          "5.5 RIGHT TO SUBSTITUTE ASSETS. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust Fund. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity."

                    2. The first sentence of Section 8.2(a) shall be deleted and replaced in its entirety by the following sentence:

                           "(a)  Invest and reinvest the Trust Fund in
                          securities or other property, real or personal, wherever located, and whether or not productive of income, which Trustee believes is advisable, including capital, common and preferred shares of stock (including, if directed by the Company, investment in shares of stock or other securities issued by the Company, the Trustee or any other entity related through common ownership to the Trustee); personal, corporation and governmental obligations, whether or not secured; mortgages, leaseholds, fees and other interests in realty; oil, gas or mineral properties, rights, royalties, payments or other interests in that property; contracts, conditional sale agreements, choses in action; trust and participation certificates, or other evidences of ownership, part ownership, interest or part interest."

                    3. Section 8.2(g) of the Trust is hereby amended to delete the words "the Company," from the fifth and sixth lines of such section.





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                    4.    Except as specifically amended hereby, the Trust
         shall remain in full force and effect.

                    IN WITNESS WHEREOF, the Company and the Trustee have caused this instrument to be executed by their duly authorized officers as of the day and year first written above.


THE DURIRON COMPANY, INC.                  BANK ONE, DAYTON, N.A.



By:  /s/ Ronald F. Shuff                   By:  /s/ Louis W. Feldmann, III
     ________________________                   __________________________
     Ronald F. Shuff                            Louis W. Feldmann, III
     Vice President, Secretary                  Vice President
       and General Counsel





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